Exhibit 5.1

K&L Gates LLP 10100 Santa Monica Boulevard Seventh Floor Los Angeles, CA 90067 T 310.552.5000 www.klgates.com

April 22, 2013

Spark Networks, Inc.

8383 Wilshire Boulevard, Suite 800

Beverly Hills, CA 90211

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Spark Networks, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (File No. 333-187141) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to:

(a) the offer and sale from time to time by the Company of up to a maximum of $100,000,000 aggregate initial offering price of a presently indeterminate amount of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii) preferred stock purchase rights associated with the Common Stock (the “Rights”) to be issued pursuant to the Rights Agreement (as defined below);

(iii) one or more classes or series of shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iv) one or more series of debt securities, any series of which may be either senior debt securities or subordinated debt securities (the “Debt Securities”);

(v) warrants representing the rights to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

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April 22, 2013

(vi) units representing Common Stock and Rights, Preferred Stock, Warrants, Debt Securities, or any combination(s) thereof (each a “Unit” and collectively the “Units”); and

(b) the offer and sale of up to 9,135,000 shares of Common Stock (the “Resale Shares”) by the selling stockholder identified in the Registration Statement.

This opinions contained in this opinion letter, are delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Company Securities may be issued and sold by the Company, and the Resale Shares may be sold by the selling stockholder, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Certificate of Incorporation, as amended or supplemented (the “Certificate of Incorporation”), (iv) the Company’s Bylaws, as amended (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Company Securities and the Resale Shares, and (vi) the Rights Agreement (the “Rights Agreement”) dated July 9, 2007 between the Company and The Bank of New York (now known as Computershare Trust Company N.A.) (the “Rights Agent”), and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.

Unless otherwise provided in any Prospectus Supplement relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to one or more senior indentures or one or more subordinated indentures (each, an “Indenture” and collectively, the “Indentures”) between the Company and a financial institution (each, a “Trustee”) to be identified therein substantially in the respective forms that are included as exhibits to the Registration Statement. Any Debt Securities may be convertible into shares of Common Stock or other Company Securities. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit or exhibits to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a “Warrant Agreement”). Each Warrant Agreement will be between the Company and a warrant agent to be identified therein (each, a “Warrant Agent”)

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

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submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Company Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and the applicable statutory provisions of the Delaware Constitution and the reported judicial decisions interpreting such statute and provisions and, solely in connection with the opinions given in numbered paragraphs 1, 2 and 3 below, and (ii) the laws of the State of New York, to the extent applicable. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

All references in this opinion letter to the board of directors of the Company are intended to include an authorized committee thereof empowered and authorized to act under the DGCL in lieu of the full board of directors of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1. With respect to shares of Common Stock, when (a) the board of directors of the Company, has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

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April 22, 2013

2. With respect to the Rights, when the actions with respect to the Common Stock referred to in paragraph 1. above have been taken, and assuming (a) the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, and (c) the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Common Stock will be validly issued.

3. With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a certificate of designation or amendment to the Certificate of Incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of the Company Security or the instrument governing the same providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid, and non-assessable.

4. With respect to any series of Debt Securities to be issued under an Indenture, when (a) the Indenture and the applicable supplement, if any, to the Indenture has been duly authorized and validly executed and delivered by the Company and any trustee named in the Prospectus Supplement relating to such series, the applicable resolution of the board of directors of the Company has been duly authorized and duly executed and delivered by the Company, and the applicable officer’s certificate of the Company has been validly executed and delivered by a duly authorized officer of the Company, in each case in accordance with the terms of the Indenture, (b) the Indenture, as then and theretofore amended or supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated (if required), issued and delivered in accordance with the terms of the Indenture and the applicable definitive purchase agreement, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, and the interest rate on those Debt Securities is set at a rate which does not violate applicable law, the Debt Securities of such series, including the Debt Securities that form a part of any Units, will be validly issued and will constitute valid and binding obligations of the Company.

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April 22, 2013

5. With respect to Warrants to be issued under a Warrant Agreement, when (a) the board of directors of the Company, has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and duly executed and delivered by the Company, and (c) such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company , upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will be validly issued and will constitute valid and binding obligations of the Company.

6. With respect to Units, when (a) the board of directors of the Company, has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance of the Company Securities comprising the Units, the terms of the offering and related matters, including without limitation the due issuance or reservation for issuance of any Common Stock (and associated Rights) or Preferred Stock in the manner set forth in paragraphs 1 and 2, and paragraph 3, respectively, of this opinion letter, as applicable, (b) the purchase agreement for the Units has been duly authorized, validly executed and delivered by the parties thereto, and (c) the Units and/or the Company Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the board of directors of the Company, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the board of directors, which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units, the Units will be validly issued, fully paid and non-assessable.

7. With respect to the Resale Shares, the Resale Shares have been validly issued and are fully paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(i) the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) all Company Securities will be issued and sold, and the Resale Shares shall be offered and sold, in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

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(iii) in the case of an Indenture or other agreement pursuant to which any Company Securities are to be issued or governed, there will have been no additions, deletions or modifications of the terms or provisions contained in the forms thereof included as exhibits to the Registration Statement that would affect the validity of any of the opinions rendered herein;

(iv) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Company Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(v) in the case of any Indenture or supplement or amendment thereto, underwriting or purchase agreement, Warrant Agreement, certificate of designation, amendment to the Certificate of Incorporation, or other agreement pursuant to which any Company Securities are to be issued or governed, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(vi) the final terms of any of the Company Securities (including any Company Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Certificate of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Company Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(vii) the Company shall have taken any action required to be taken by the Company, based on the type of Company Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization), the board of directors of the Company shall have duly established the terms of such Company Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Company Security in conformity with the Certificate of Incorporation and Bylaws (subject to the further assumption that neither the Certificate of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization);

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(viii) there will exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

(ix) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

With respect to the Rights, (i) our opinions thereon do not address the determination of a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the board of directors of the Company acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Rights Agreement, and (iii) this opinion addresses the validity of the Rights and the Rights Agreement in their entirety, and we render no opinion as to the validity of any particular provision of the Rights Agreement or of Rights issued thereunder or as to the effect of the exercise by the Company of its rights under each such provision on the validity of the Rights Agreement and the Rights in their entirety.

To the extent that the obligations of the Company under the Indentures and any supplemental indentures may be dependent upon such matters, we assume for purposes of our opinions thereon that the Trustees thereunder will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; that the Trustees thereunder will be duly qualified to engage in the activities contemplated by the applicable Indentures; that the Indentures and any supplemental Indenture will have been duly authorized, executed and delivered by the respective Trustees and will constitute the valid and binding obligations of the respective Trustees, enforceable against the respective Trustees in accordance with their respective terms; that the Trustees will be in compliance, with respect to acting as a trustee under the applicable Indentures and any supplemental Indentures, with all applicable laws and regulations; that the Trustees will have the requisite organizational and legal power and authority to perform their obligations under the respective Indentures and any supplemental indentures; and that the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement.

To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of our opinions thereon that the Warrant Agent thereunder will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, with respect to acting as a Warrant Agent under the Warrant

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Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We express no opinion as to any provision in any Indenture, Warrant Agreement, stock purchase contract, unit purchase agreement, other agreement pursuant to which any Company Securities are to be issued or governed, or the Certificate of Incorporation or Bylaws (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; and (xi) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

Furthermore, with respect to the Indentures, we express no opinion, and assume no responsibility, with respect to the following:

(i) the enforceability of Article III (or its equivalent) of an Indenture to the extent that the provisions thereof may be subject to any limitations, restrictions and rights afforded by the laws of the State of New York;

(ii) the enforceability of Section 6.4 (or its equivalent) of an Indenture to the extent that it may conflict with federal bankruptcy law, in which case such provision may be deemed void or voidable under federal bankruptcy law; and

(iii) the enforceability of Section 6.8 (or its equivalent) of an Indenture to the extent that it provides that no recourse may be had against any successor of the Company or any stockholder of the Company that may be a controlling stockholder or a “control person” under federal securities laws.

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To the extent that New York law is chosen as the governing law in the Indentures or the Warrants, our opinions assume that the provisions in the Indenture or Warrant Agreement, as applicable, choosing New York law to govern the terms of the Debt Securities and/or the provisions of any Warrant Agreement choosing New York law to govern the terms of the Warrants will be enforced under Section 5-1401 of the New York General Obligations Law or that any court deciding any dispute involving the Indentures or the Warrants will apply New York law by concluding that New York law bears a sufficient relationship to the relevant transaction to support the application of New York internal law consistent with due process.

If and to the that extent New York law is applied to the Warrants and Debt Securities, our opinions are also subject to the following exceptions, limitations and qualifications:

(i) the unenforceability under certain circumstances of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, but not limited to, specific performance or injunctive relief, and limitations imposed by federal or state securities laws; and

(iii) the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance other than New York. In addition, we express no opinion as to whether a New York State or U.S. federal court sitting therein would determine that certain provisions of the Debt Securities or the Warrants that relate to corporate matters, including any limitations on and rights of holders of Warrants or Debt Securities, were governed by and subject to the laws of the State of Delaware, the Company’s state of incorporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP